                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               DRAVO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

[LOGO OF DRAVO CORPORATION]

                                                                 March 31, 1997

Dear Shareholder:

  You are cordially invited to attend the annual meeting of shareholders at 10:00 a.m. on Thursday morning, April 24, 1997 in the Filson Room on the second level of The Cincinnatian Hotel located in downtown Cincinnati, Ohio.

  A Proxy Card or Voter Direction Card is enclosed with the notice of meeting and proxy statement. Whether or not you now plan to attend the annual meeting, we urge you to sign, date and mail the enclosed card and return it in the enclosed envelope at your earliest convenience. Regardless of the size of your holding, it is important that your shares be represented. If you attend the annual meeting, you may withdraw your proxy and vote in person.

  Admission to the meeting will be by Admission Card only. If you plan to attend, you may obtain an Admission Card by completing the Admission Card Request Form and returning it along with your Proxy Card or Voter Direction Card.

  We look forward with pleasure to seeing you on April 24th.

                                  Sincerely,

/s/ A. Byrnes                                             /s/ Carl A. Gilbert
Arthur E. Byrnes                                          Carl A. Gilbert
Chairman of the                                           President and Chief
Board of Directors                                        Executive Officer

                               DRAVO CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 24, 1997

  The 1997 annual meeting of the shareholders of Dravo Corporation, a Pennsylvania corporation (the "Corporation"), will be held in the Filson Room on the second level of The Cincinnatian Hotel, Cincinnati, Ohio, on Thursday, April 24, 1997 at 10:00 a.m., Eastern Daylight Savings Time, for the purpose of:

    1. Electing three Directors to the class of the Board of Directors whose term expires at the 2000 annual meeting of shareholders;

    2. Electing certified public accountants to examine the financial statements of the Corporation and its subsidiaries as of December 31, 1997, and to report upon the financial statements to the shareholders as of December 31, 1997; and

    3. Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 5, 1997 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.

  A copy of the Corporation's Annual Report for the year ended December 31, 1996 is being mailed herewith to each shareholder.

  PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTER DIRECTION CARD IN THE POSTAGE-PAID AND ADDRESSED ENVELOPE PROVIDED.

                                             By Order of the Board of Directors

                                                               James J. Puhala,
                                                                      Secretary

3600 One Oliver Plaza
Pittsburgh, Pennsylvania 15222-2682
March 31, 1997

                                PROXY STATEMENT

  This proxy statement and the related letter to shareholders, notice of meeting and Proxy Card or Voter Direction Card are being mailed to the shareholders of Dravo Corporation, a Pennsylvania corporation (the "Corporation"), on or about March 31, 1997 in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the annual meeting of shareholders to be held at 10:00 a.m., Eastern Daylight Savings Time, on Thursday, April 24, 1997 in the Filson Room on the second level of The Cincinnatian Hotel, Cincinnati, Ohio, and any adjournments thereof (the "1997 Annual Meeting"). Proxies are revocable until exercised, but under Pennsylvania law such revocation is not effective until notice thereof has been given to the Secretary of the Corporation at its principal executive office, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682 or at the 1997 Annual Meeting.

  The Board of Directors has fixed the close of business on March 5, 1997 as the record date (the "Record Date") for determining shareholders entitled to vote at the meeting.

  On the Record Date the Corporation had outstanding 14,768,404 shares of Common Stock, par value $1.00 per share (the "Common Stock"), 20,386 shares of $2.475 Cumulative Convertible Series B Preference Stock, par value $1.00 per share (the "Series B Preference Stock") and 200,000 shares of Series D Cumulative Convertible Exchangeable Preference Stock, par value $1.00 per share (the "Series D Preference Stock"). Each holder of record at the close of business on the Record Date of Common Stock, Series B Preference Stock and Series D Preference Stock is entitled to one vote for each share of any class held. The holders of Common Stock and of Series B and Series D Preference Stock vote as a single class for the election of Directors and for the Corporation's certified public accountants.

                            ELECTIONS OF DIRECTORS

  The Corporation has a staggered Board of Directors (the "Board"), so that the Directors are divided into classes whose members' terms expire in different years. The Board has three classes with terms expiring presently at the annual meetings of shareholders in 1997, 1998 and 1999. Pennsylvania law requires that each class of Directors to be elected at a meeting of shareholders be elected in a separate election.

  Directors will be elected at the 1997 Annual Meeting to serve until the annual meeting in the year their term expires and until their successors are duly elected and qualified. The following are the Board's nominees for the two positions in the class of the Board whose members' terms presently expire at the 1997 Annual Meeting, and after the election whose members' terms will expire at the 2000 annual meeting of shareholders (the "2000 Class of Directors"):

               NOMINEE                      TERM                               TERM EXPIRES
               -------                     -------                             ------------
        William E. Kassling                3 years                                 2000
        Peter T. Kross                     3 years                                 2000
        Konrad M. Weis                     3 years                                 2000

  Although it is expected that each of the nominees of the Board listed above will be available for election, if a nominee is not a candidate at the time the election occurs, it is intended that proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board upon the recommendation of the Nominating Committee of the Board unless the number of Directors has been reduced, in which event such proxies will be voted for the reduced number of nominees.

  Messrs. Kassling and Weis have previously been elected Directors by the shareholders. Mr. Kross was elected by the Board of Directors on January 23, 1997, with his election to be effective April 24, 1997.

  Record holders of the Corporation's Common Stock, Series B Preference Stock and Series D Preference Stock have cumulative voting rights in the elections of Directors. In the election to take place at the 1997 Annual Meeting for positions in the 2000 Class of Directors, each shareholder entitled to vote shall have the number of votes equal to the number of shares of Common Stock, Series B Preference Stock and Series D Preference Stock owned by the shareholder on the Record Date, multiplied by three (being the number of Directors to be elected to positions in the 2000 Class of Directors); the shareholder may allocate those votes in favor of any one or more candidates in such election as the shareholder determines. The candidates receiving the highest number of votes in such election up to the number of Directors to be elected will be elected.

  Under cumulative voting for Directors, unless otherwise indicated by the shareholder, a vote for the nominees of the Board will give the named proxyholders (the "Proxies") discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more such nominees as the Proxies determine, with a view to maximizing the number of nominees of the Board who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder's having withheld authority to vote for an individual nominee or nominees because the Proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the Proxy Card or Voter Direction Card.

  Nominations for Directors at the annual meeting, other than those made by or on behalf of the Board of Directors, must be submitted in writing and received by the Secretary of the Corporation at least 90 days prior to the anniversary date of the immediately preceding annual meeting, and must comply with certain other requirements as set forth in the By-laws of the Corporation, a copy of which may be obtained upon written request to the Secretary of the Corporation at 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

  There follows certain information, including business experience during the past five years, concerning the nominees for the 2000 Class of Directors and Directors of the Corporation whose terms of office will extend beyond the 1997 Annual Meeting.

  Arthur E. Byrnes, Age 52, Director since December 9, 1993. Present term expires 1999. Chairman of the Board of Directors of the Corporation since January 23, 1997. Chairman, Deltec Asset Management Corp. (independent investment counselors) since May 1988. Director of Deltec International S.A. and Argo Bancorp, Inc.

  Carl A. Gilbert, Age 55, Director since December 8, 1994. Present term expires 1998. President and Chief Executive Officer of the Corporation since January 1, 1995 and President of Dravo Lime Company since February 1983. President and Chief Operating Officer of the Corporation from March 31, 1994 to January 1, 1995. Prior thereto Senior Vice President of the Corporation.

  James C. Huntington, Jr., Age 68, Director since January 28, 1988. Present term expires 1999. Independent businessman since August 1988. Senior Vice President of American Standard, Incorporated (manufacturers of air conditioning, building products and transportation equipment) from January 1977 until retirement in August 1988. Director of Cyprus AMAX Minerals Company, Alumax Inc. and Westinghouse Air Brake Company.

  William E. Kassling, Age 53, Director since January 28, 1993. Present term expires 1997. Chairman, Chief Executive Officer and President of Westinghouse Air Brake Company (supplier of air brake systems and related products) since March 9, 1990. Prior thereto Vice President, Group Executive, Railway Products Group, American Standard, Incorporated. Director of Scientific Atlantic, Inc. and Commercial Intertech.

  Peter T. Kross, Age 55, elected a Director on January 23, 1997, effective April 24, 1997. Present term expires 1997. Senior Vice President, Everen Securities, Inc. (independent investment counselors) since 1987. On February 10, 1997, the United States District Court for the Northern District of Illinois, Eastern Division, entered a temporary injunction against LaSalle/Kross Partners, L.P., its general partners and their affiliates, including Peter Kross (collectively, the "Partnership"), in connection with the Schedule 13D filed by the Partnership with respect to its investment in Standard Financial, Inc. ("SFI"), a corporation unrelated to the Company. On plaintiff SFI's motion for a preliminary injunction, the Court found, among other things, that there was more than a negligible likelihood of success in proving that the Partnership's Schedule 13D was misleading in that it failed to express the Partnership's intent to control and influence SFI. The temporary injunction required the Partnership (i) to file an amended
Schedule 13D, (ii) to comply on an ongoing basis with securities law filing requirements with respect to its holdings in SFI, and (iii) for a period of seven days after amendment of the Schedule 13D, to refrain from purchasing or selling any shares of, or seeking control of, SFI. The Partnership amended its
Schedule 13D as required on March 7, 1997. No final order has been entered, and there have been no findings of liability on the part of the Partnership.

  William G. Roth, Age 58, Director since June 25, 1987. Present term expires 1998. Retired. Chairman of the Board of Directors of the Corporation from December 1989 until retirement in May 1994. Prior thereto Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Director of Amcast Industrial Corporation, Teknowledge Corporation and Service Experts Corporation.

  Konrad M. Weis, Age 68, Director since October 22, 1981. Present term expires 1997. Retired. President, Chief Executive Officer and Director, Bayer USA Inc. (specialty chemicals, pharmaceuticals, imaging and graphic systems) from June 1984 until retirement in July 1991. Director of Michael Baker Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information, as of February 11, 1997, as to beneficial ownership of shares of the outstanding Common Stock, Series B Preference Stock and Series D Preference Stock of the Corporation:

                                                            AMOUNT AND NATURE
                                                       OF BENEFICIAL OWNERSHIP (1)
                                                       ----------------------------------
   TITLE OF          NAME AND ADDRESS                    AGGREGATE            PERCENT
    CLASS            OF BENEFICIAL OWNER                SHARES HELD         OF CLASS (2)
   --------          -------------------                -----------         ------------
Common Stock         Cowen & Company                          1,250,324(3)           8.5%
                     Financial Square
                     New York, NY 10005-3597
Common Stock         Kingdon Capital                          1,000,000(4)           6.8%
                     Management Corporation
                     152 W. 57th Street
                     New York, NY 10019
Common Stock         Neuberger & Berman, LLC                    857,215(5)           5.8%
                     605 Third Avenue
                     New York, NY 10158-3698
Common Stock         Norwest Corporation                      1,194,049(6)           8.1%
                     Norwest Center
                     Sixth and Marquette
                     Minneapolis, MN 55479-1026
Common Stock         The Prudential Insurance                 1,613,900(7)           9.9%
                     Company of America, Inc.
                     Prudential Plaza
                     Newark, NJ 07102-3777
Series B Preference  Floyd A. Mechling                           16,000             78.5%
Stock                5 North Calibogue Cay
                     Hilton Head Island, SC 29928-2913

                                                             AMOUNT AND NATURE
                                                        OF BENEFICIAL OWNERSHIP (1)
                                                        ----------------------------------
   TITLE OF          NAME AND ADDRESS                     AGGREGATE            PERCENT
    CLASS            OF BENEFICIAL OWNER                 SHARES HELD         OF CLASS (2)
   --------          -------------------                 -----------         ------------
Series B Preference  NationsBank of South                          4,386              21.5%
Stock                Carolina, N.A.
                     P.O. Box 16
                     Hilton Head Island, SC 29938
                     as Trustee U/A with D.L. Mechling
                     for the Benefit of Gladys H. Hale
Series D Preference  The Prudential Insurance                    200,000(7)            100%
Stock                Company of America, Inc.
                     Prudential Plaza
                     Newark, NJ 07102-3777

--------
1. For purposes of the foregoing table, a "beneficial owner" includes any person who directly or indirectly has or shares the power to vote or to direct the voting of shares of the Corporation's stock or who directly or indirectly has or shares the power to dispose of or to direct the disposition of such shares.

2. As of February 11, 1997 there were 14,768,404 shares of Common Stock, 20,386 shares of Series B Preference Stock and 200,000 shares of Series D Preference Stock of the Corporation outstanding.

3. Cowen & Company has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 2 to Schedule 13G which disclosed that as of December 31, 1996 Cowen & Company had sole voting and investment power with respect to 130,900 shares, shared voting power with respect to 1,068,800 shares, and shared investment power with respect to 1,119,424 shares of Common Stock of the Corporation.

4. On September 1, 1995 Kingdon Capital Management Corporation filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 1 to Schedule 13D, which disclosed that as of March 8, 1995 Kingdon Capital Management Corporation had sole voting and investment power with respect to 1,000,000 shares of Common Stock of the Corporation.

5. Neuberger & Berman, LLC has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 3 to
   Schedule 13G which disclosed that as of December 31, 1996 Neuberger & Berman, LLC had sole voting power with respect to 61,600 shares and shared investment power with respect to 857,215 shares of Common Stock of the Corporation.

6. Norwest Corporation has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 13 to Schedule 13G on behalf of itself and its directly and indirectly owned subsidiaries, Norwest Bank Colorado, National Association, 1740 Broadway, Denver, Colorado 80274-8677, which disclosed that as of December 31, 1996, Norwest Corporation, directly and indirectly through its subsidiaries, had sole voting power with respect to 1,033,849 shares and, sole investment power with respect to 1,194,049 shares of Common Stock of the Corporation.

7. The Prudential Insurance Company of America has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 10 to Schedule 13G which disclosed that the 200,000 shares of Series D Preference Stock owned by it are presently convertible into a total of 1,600,000 shares of Common Stock of the Corporation. Said Amendment No. 10 also disclosed that as of December 31, 1996, The Prudential Insurance Company of America had sole investment and voting power with respect to 6,900 additional shares and shared investment power with respect to 7,000 additional shares of Common Stock. The total of the foregoing, 1,613,900 shares, would represent 9.9% of the Corporation's Common Stock.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

  The following table sets forth information as of February 11, 1997 concerning the beneficial ownership, direct or indirect, of shares of Common Stock of the Corporation, including shares of Common Stock as to which a right to acquire beneficial ownership exists (for example, through the exercise of stock options, conversions of securities or various trust arrangements) within the meaning of Rule 13d-3(d)(1) of the Securities Exchange Act, of each nominee for Director, each Director whose term will extend beyond the 1997 Annual Meeting, each of the five most highly compensated executive officers of the Corporation named in the Summary Compensation Table on page 6 hereof ("Named Executives") and all Directors, nominees for the 2000 Class of Directors and executive officers as a group. No shares of Series B Preference Stock or Series D Preference Stock are beneficially owned by any Director, nominee for Director or executive officer of the Corporation.

                                   NUMBER OF SHARES OF COMMON STOCK
                                BENEFICIALLY OWNED ON FEBRUARY 11, 1997
                             ----------------------------------------------
                              NUMBER OF      STOCK              PERCENT OF
                                SHARES      OPTIONS             OUTSTANDING
                             BENEFICIALLY     AND    AGGREGATE COMMON STOCK
                                OWNED       SARS(1)    TOTAL    OWNED (2)
                             ------------  --------- --------- ------------
Arthur E. Byrnes                15,000         3,000    18,000       --
Carl A. Gilbert                  7,317       210,000   217,317      1.5%
James C. Huntington, Jr.        12,000         3,000    15,000       --
William E. Kassling              5,000         3,000     8,000       --
Peter T. Kross                 534,700(3)          0   534,700      3.7%
Ernest F. Ladd, III             10,945(4)    122,500   133,445       --
John R. Major                    2,956        70,000    72,956       --
James J. Puhala                  3,655(5)     69,000    72,655       --
William G. Roth                 50,000       423,000   473,000      3.2%
Donald H. Stowe, Jr.             1,978(6)     52,000    53,978       --
Konrad M. Weis                   3,705(7)      3,000     6,705       --
All Directors, nominees for
 Director
 and executive officers as
 a group
 (14 persons)                  649,907     1,074,800 1,724,707     11.8%

--------
1. Includes stock options of the persons and group named above which are currently exercisable. No separately granted SARs are presently outstanding. See page 7 for further information under the heading "OPTION/SAR EXERCISES AND HOLDINGS."

2. Percentages of less than 1 percent are omitted.

3. Includes 7,200 shares owned by his wife, and 29,900 and 20,500 shares held by his daughter and son, respectively.

4. Includes 3,439 shares owned by his wife.

5. Includes 800 shares owned jointly with his wife.

6. Includes 27 shares owned jointly with his wife.

7. Owned jointly with his wife.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following summary compensation table sets forth the compensation awarded, accrued or paid to each of the Named Executives as of December 31, 1996, for services rendered in all capacities during the fiscal year ended December 31, 1996 and for the previous two years.

                          SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION            LONG TERM COMPENSATION
                      ---------------------------------- -----------------------------
                                                                AWARDS         PAYOUTS
                                                         --------------------- -------
        (A)            (B)    (C)     (D)       (E)         (F)        (G)       (H)       (I)
                                                                    SECURITIES
                                               OTHER     RESTRICTED UNDERLYING             ALL
                                               ANNUAL      STOCK     OPTIONS/   LTIP       OTHER
      NAME AND              SALARY   BONUS  COMPENSATION  AWARD(S)     SARS    PAYOUTS COMPENSATION
 PRINCIPAL POSITION   YEAR    ($)     ($)       ($)         ($)       (#)(1)     ($)       ($)
---------------------------------------------------------------------------------------------------
Carl A. Gilbert (2)   1996  290,000  93,850       0           0            0       0         0
President and Chief   1995  225,000 111,900       0           0      100,000       0         0
Executive Officer     1994  180,000       0       0           0       40,000       0         0
Ernest F. Ladd, III   1996  200,000  56,840       0           0            0       0         0
Executive Vice        1995  195,000  67,800       0           0       25,000       0
President & Chief     1994  190,000       0       0           0       10,000       0         0
Financial Officer
Donald H. Stowe, Jr.  1996  145,000  22,920       0           0            0       0         0
Vice President,       1995  140,000  27,300       0           0       25,000       0         0
Sales & Technology    1994  135,840       0       0           0       10,000       0         0
John R. Major         1996  145,000  22,920       0           0            0       0         0
Vice President,       1995  140,000  27,300       0           0       25,000       0         0
Administration        1994  134,000       0       0           0       10,000       0         0
James J. Puhala       1996  140,000  22,920       0           0            0       0         0
Vice President,       1995  135,000  27,300       0           0       25,000       0         0
General Counsel       1994  129,000       0       0           0       10,000       0         0
& Secretary

--------
(1) In 1995, Stock Option awards were made to named executives which were intended to represent two years' awards. There were no additional stock option awards made for any named executive during 1996.

(2) Mr. Gilbert has served as President and Chief Executive Officer since January 1, 1995. From April 1, 1994 to December 31, 1994 he served as President and Chief Operating Officer. Previously he had served as Senior Vice President of the Corporation and President of Dravo Lime Company.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  No stock options or stock appreciation rights (SARs) were granted in the fiscal year ended December 31, 1996 to any of the Named Executives.

OPTION/SAR EXERCISES AND HOLDINGS

  The following table presents information with respect to the Named Executives concerning the exercise of options and/or SARs during the fiscal year ended December 31, 1996, and unexercised options and SARs held by such individuals as of December 31, 1996.

   AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR
                                     VALUE

    (A)            (B)              (C)              (D)             (E)
                                                  NUMBER OF
                                                  SECURITIES      VALUE OF
                                                  UNDERLYING     UNEXERCISED
                                                 UNEXERCISED    IN-THE-MONEY
                               VALUE REALIZED    OPTIONS/SARS  OPTIONS/SARS AT
                               (MARKET PRICE      AT FY-END        FY-END
                              AT EXERCISE DATE        (#)            ($)
             SHARES ACQUIRED LESS OPTION PRICE)  EXERCISABLE/    EXERCISABLE/
   NAME      ON EXERCISE (#)        ($)         UNEXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------
Carl A.             0                0             214,500/       317,343/
 Gilbert                                                  0              0
Ernest F.           0                0             127,000/       209,531/
 Ladd, III                                                0              0
Donald H.           0                0              52,900/        70,312/
 Stowe, Jr.                                               0              0
John R.             0                0              73,400/       124,375/
 Major                                                    0              0
James J.            0                0              72,400/       122,125/
 Puhala                                                   0              0

EXECUTIVE BENEFIT PLAN

  The Corporation's Executive Death and Disability Income Plan, as adopted in October 1980, was amended and restated by the Board effective July 1, 1984, and redesignated the Executive Benefit Plan. The Plan was further amended in 1994 to reflect changes in IRS limitations.

  Participation in the Plan is limited to high-ranking officers of the Corporation and its subsidiaries as selected by the Compensation Committee of the Board. The Plan, which is noncontributory, affords retirement, pre-retirement death, and disability benefits. The benefits under the Executive Benefit Plan supplement, and are offset by, benefits payable from the Corporation's broad-based benefit programs.

  Retirement benefits are calculated pursuant to a final average earnings formula reduced by benefits payable under the Corporation's pension plan at normal retirement (age 65). The Compensation Committee of the Board may approve early retirement benefits after age 55. The following chart shows the estimated straight-life annual benefits payable at normal retirement age to eligible participants in specified earnings and years of service classifications. These estimates are before reduction for benefits payable under the Corporation's pension plan and are not subject to any deduction for Social Security benefits or other offset amounts. Messrs. Gilbert, Ladd, Major, Puhala, and Stowe are participants in the Plan, having 23, 35, 11, 22, and 23 years of credited service, respectively. One other executive is a participant in the Plan.

                           ESTIMATED ANNUAL RETIREMENT BENEFIT
                                 ANNUAL AVERAGE EARNINGS*
 YEARS OF    ---------------------------------------------------------------------------
 SERVICE     $100,000     $200,000     $300,000     $400,000     $500,000     $600,000
 -------     --------     --------     --------     --------     --------     --------
     5        $15,000     $ 30,000     $ 45,000     $ 60,000     $ 75,000     $ 90,000
    10         30,000       60,000       90,000      120,000      150,000      180,000
    15         45,000       90,000      135,000      180,000      225,000      270,000
    20         47,500       95,000      142,500      190,000      237,500      285,000
    25         50,000      100,000      150,000      200,000      250,000      300,000
    30         52,500      105,000      157,500      210,000      262,500      315,000
    35         55,000      110,000      165,000      220,000      275,000      330,000
    40         57,500      115,000      172,500      230,000      287,500      345,000

--------
* Earnings for this purpose are amounts reported as Annual Compensation in the Summary Compensation Table, averaged over the five years preceding retirement.

  In the event of the participant's death, the Plan provides a surviving spouse an annual benefit equal to 45% of the participant's compensation (basic annual salary at death plus any incentive compensation paid in the 12-month period preceding death), reduced by the periodic surviving spouse benefit payable under the Corporation's pension plan, if applicable.

  The disability benefit provided under the Plan is an annual amount equal to 60% of the participant's compensation (basic annual salary at the onset of disability plus any incentive compensation paid in the 12-month period preceding the onset of disability), reduced by benefits payable under, and by amounts used as an offset in, the Corporation's long-term disability plan.

DIRECTORS' COMPENSATION

  Directors who are not officers or employees of the Corporation receive, for all services as Directors, remuneration in the form of 1,000 shares of Dravo Stock per year as described below plus $1,000 per meeting for attendance at Committee meetings and regular and special meetings of the Board. The Chairmen of the Standing Committees of the Board are compensated an additional $1,000 per year for serving as Chairmen. Directors who are also officers or employees of the Corporation do not receive any additional remuneration for so serving. Under the Stock Option Plan of 1994, Directors who are not officers or employees of the Corporation are granted options to purchase 1,500 shares of Common Stock, priced as of the day following each annual shareholders' meeting. Under the Non-Employee Retainer Fee Plan approved by the shareholders at the 1996 Annual Meeting, each Director who is not an officer or employee receives, in lieu of cash remuneration of $14,400, 1,000 shares of Dravo Corporation Common Stock.

SEVERANCE ARRANGEMENTS

  The Corporation has entered into severance arrangements with Messrs. Gilbert, Ladd, Major, Puhala, Stowe and three other executive officers. An executive receives benefits under these agreements only in the event of the termination of such executive's employment by the Corporation following a change in control of the Corporation (as defined in the agreements). In such event, the executive is entitled to receive, in addition to any amounts otherwise payable to him, (i) three (or a proportionately smaller multiple if the executive's age is within three years of his normal retirement age) times the sum of his base salary (as defined in the agreements) plus the average incentive award received by him under the Corporation's Incentive Compensation Plan for the prior two years; (ii) payments with respect to stock options which were outstanding for at least six months prior to the date of termination measured by the difference between the higher of the then market price or the highest price paid per share in the transaction resulting in the change in control and the exercise price of the options, and acceleration of certain unmatured options; (iii) credit for purposes of the Corporation's pension plan as though he had remained in the employ of the Corporation for three years after the date of termination, at his then covered remuneration plus certain annual increases; (iv) continued participation in the Corporation's Executive Benefit Plan as though the executive were continuously an employee of the Corporation at his then compensation for a period of three years after the date of termination; and (v) continued participation in all other benefit plans for three years after the date of termination. No benefits will be paid under these arrangements in the event termination is due to death, disability, retirement at normal retirement age (usually 65), or for cause (all as defined in the agreements). The agreements with all executives are for a five-year term, and all of the agreements provide for an automatic renewal for an additional five-year term, unless notice of termination is provided to the executive prior thereto.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Objectives of the Executive Compensation Program

  In order to attain its shortand long-term performance objectives, the Corporation must attract, motivate and retain outstanding individuals. Accordingly, the Corporation will provide a total executive compensation package that will enable it to attract, motivate and retain such individuals and align their success with that of shareholders.

  The following general principles guide all of the Corporation's executive officer compensation programs. The programs are designed in the aggregate to support a consistent, organization-wide philosophy which is internally equitable and externally competitive, and are directed toward securing and retaining the services of outstanding individuals who exhibit a high degree of business responsibility, personal integrity and professionalism. The programs provide key executives with a mix of total cash compensation, including base salaries targeted at the middle of the competitive salary market and a formula determined Incentive Compensation Program (ICP) opportunity supportive of the business planning process and targeted to produce awards at the 50th percentile of competitor organizations based on appropriate Corporate results. The base salaries are based upon general industry data for employees of companies with comparable revenues holding positions with comparable responsibilities. The award targets under the Incentive Compensation Plan are similarly established. The Corporation annually reviews published surveys in the competitive market (e.g., Wyatt ECS, Towers Perrin Compensation Data
Bank). Competitor organizations are defined annually as part of the planning process and include selected natural resource companies engaged in the production and sale of natural resource materials, as well as companies selected on the basis of broader industry comparison (e.g., comparable sized general industry companies). Variability of actual payments in the ICP, both up and down, is a function of business objectives approved each year by the Compensation Committee of the Board. The long-term incentive component of the program is provided by the Dravo Corporation Employee Stock Option Plan of 1988 and the Dravo Corporation Stock Option Plan of 1994 ("Long-Term Incentives") and emphasizes long-term incentive opportunity for the key individuals at the 50th percentile of competitor organizations. The Long-Term Incentives are designed to encourage stock ownership and executive retention. Executive benefits are provided on a competitive basis but are not emphasized.

  All programs are developed and administered in such a fashion as to fulfill the commitment of the Corporation to nondiscrimination as to race, age, sex or other factors unrelated to an individual's performance, and to comply with all applicable federal, state and local laws and regulations.

Base Salary Program

  The level of base salary paid to executive officers in general and to the Chief Executive Officer in particular is determined on the basis of performance, experience and such other factors that may, from time to time, be appropriately considered by the Compensation Committee of the Board. Specific marketplaces which the Corporation uses in the analysis of base salary competitiveness are determined on the basis of the nature and level of the position(s) in question and the labor market(s) from which the qualified individuals would be recruited. The primary marketplace in which the Corporation desires to be competitive for key executives is the natural resource industry. For positions which are not specific to the natural resource industry (e.g., human resources, finance, etc.), the relevant marketplace(s) is expanded to include general industry companies of comparable size. Annual salary increase budgets are based on such factors as Corporate performance, general economic conditions, marketplace compensation trends, and the appropriateness of aggregate individual pay levels. As indicated in the Summary Compensation Table, in 1995, Mr. Gilbert, who became CEO on January 1, 1995, received a 21.6% increase over his 1994 base salary.

Incentive Compensation Program (ICP)

  The purposes of the ICP are to encourage and reward management achievements that contribute to the value of the Corporation; focus participants' efforts on specific performance areas and objectives established by the organization recognizing individual and team performance which support overall Corporate success; communicate key Corporate and divisional priorities through the compensation program; provide an element of compensation which varies directly with performance on both the upside and the downside; provide managers and other key employees a competitive 50th percentile of competitor organizations annual incentive compensation opportunity; utilize programs and approaches which are consistent with industry and other competitors' practices; and provide additional motivation toward achievement of predetermined levels of excellence.

  The ICP was adopted by the Board in January 1989, to replace the Executive Incentive Compensation Plan which had been adopted in 1983. The ICP was amended in January, 1995 to permit the Committee, at its discretion, to divide awards to senior executives into cash and Dravo Stock. A further amendment, clarifying changes adopted in 1995, was adopted by the Board in January 1996, and approved by the shareholders at the 1996 Annual Meeting.

  The ICP is a target incentive plan which provides for the establishment of threshold, target and maximum levels of awards based on performance against specific predetermined performance objectives. The business objectives include earnings per share from continuing operations, and earnings before interest and taxes at the divisional level. For the Chief Executive Officer, for other Named Executives, and for Management employees at the Corporate level, the performance objective is based upon earnings per share from continuing operations. For Management employees at the divisional level, there are two performance components: earnings per share from continuing operations, and as appropriate, division operating performance. The Plan is administered by the Compensation Committee of the Board, which is comprised exclusively of Directors who are not employees. Awards may be made under the Plan to officers and key employees of the Corporation and its subsidiaries who are in a position to make significant contributions to the financial success of the Corporation.

  Prior to the beginning of the 1996 Plan year, financial measures were established for corporate and divisional performance for the year. Recommendations for 1996 as to proposed participants, threshold, target and maximum award levels and allocation of awards among the performance components for each individual were made by the Chief Executive Officer to the Compensation Committee. The final determination as to participants and awards was made solely by the Committee.

  In January of 1997, each participant's performance was reviewed against the pre-established performance objectives. Based on the Corporation's performance for 1996, awards near the threshold level of performance were paid. The Chief Executive Officer's award was $93,850.

  In the event of extraordinary circumstances the Committee retains the right to make adjustments to incentive award amounts as appropriate to maintain the fairness of the Plan.

Long-Term Incentives

  The purposes of long-term incentive compensation are to focus key executives' efforts on performance which will increase the value of the Corporation for its shareholders; align the interests of key executives with those of the shareholders by encouraging share ownership; provide a 50th percentile of competitor organizations long-term incentive and capital accumulation opportunity; and provide a significant retention incentive for key individuals.

  The Corporation's Stock Option Plan of 1978 (the "1978 Plan"), which terminated in January, 1988, the Long-Term Incentive Award Plan of 1983 (the "1983 Plan"), which terminated in July, 1993, the Employee Stock Option Plan of 1988 (the "1988 Plan"), and the Stock Option Plan of 1994 (the "1994 Plan") authorize the granting of options and stock appreciation rights ("SARs"), whether separately or in tandem with each other. The 1978 Plan, the 1983 Plan, the 1988 Plan and the 1994 Plan are hereinafter collectively referred to as the "Plans". The Compensation Committee administers the Plans.

  Officers and other key employees of the Corporation and its subsidiaries were eligible for awards under the 1978 Plan and the 1983 Plan, and are eligible for awards under the 1988 Plan and the 1994 Plan. The Committee selects the participants under each Plan and the amount and form of each award. The Committee also determines the terms of options and SARs. Options and SARs may be granted for terms up to ten years.

  No Named Executive exercised any stock options in 1996. In January 1995, awards which had been deferred from 1994 were granted; and in July 1995, when options are normally granted, 1995 options were granted. The number of options granted to the Named Executives was larger than in previous years, with the understanding that this would represent more than one year of grants to the executives. Accordingly, no options were awarded to any key executive during 1996.

Other

  The Compensation Committee of the Board of Directors, in exercising its responsibility to review and establish the compensation levels of the Corporation's executive officers, to administer the Corporation's various incentive plans and to authorize bonuses, grants of stock options and other forms of remuneration, has solicited the advice and counsel of KPMG Peat Marwick LLP, Towers Perrin, and Buchanan Ingersoll Professional Corporation to assist with issues related to accounting, design and legal considerations, respectively.

  Respectfully submitted by the Compensation Committee of the Board of Directors of Dravo Corporation,

                          Konrad M. Weis, Chairman
                          Arthur E. Byrnes
                          James C. Huntington, Jr.
                          William E. Kassling
                          William G. Roth (former Chief Executive Officer of the Corporation).

COMPANY PERFORMANCE

  In accordance with requirements of the Securities and Exchange Commission, the following line-graph presents a comparison of the cumulative, five-year shareholder returns (including reinvestment of dividends) with the S&P 500 Stock Index and a market capitalization weighted index of peer companies. The peer company group is based on the Value Line Investment Survey Cement and Aggregates Industry Grouping, which is the same group as used last year.


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
             AMONG DRAVO CORP, S&P 500 INDEX AND PEER GROUP INDEX

Measurement period                               S&P 500             PEER GROUP
(Fiscal year Covered)        DRAVO CORP          INDEX               INDEX
---------------------        ----------          -------             ----------
Measurement PT -
12/31/91                     $100                $100                $100
FYE  12/31/92                $116.39             $107.62             $119.30
FYE  12/31/93                $145.90             $118.46             $155.25
FYE  12/31/94                $154.10             $120.03             $140.29
FYE  12/31/95                $157.38             $165.13             $165.38
FYE  12/31/96                $185.25             $203.05             $189.69



Assumes $100 invested on 12/31/91 in the Corporation's common stock, S&P 500 index and peer group index assuming dividend reinvestment.
--------
(1) The Value Line Investment Survey Cement and Industrial Grouping includes the following companies: CalMat, Florida Rock, Lafarge, Lone Star, Medusa, Southdown, Texas Industries and Vulcan Materials.

              ACTIVITIES AND FUNCTIONS OF THE BOARD OF DIRECTORS

  During 1996 the Board of the Corporation held 5 regularly scheduled and special meetings. All of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of Committees of the Board on which they served (during the periods that each of them served).

  The By-laws of the Corporation provide that there shall be, as Standing Committees of the Board, an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating Committee, each comprised exclusively of Directors who are not current officers or employees of the Corporation.

  The Audit Committee is comprised of Messrs. Kassling (Chairman), Byrnes, Huntington, Roth and Weis. The Audit Committee's duties include recommending, for nomination by the Board and election at the annual shareholders' meeting, the firm of independent accountants to audit the Corporation's financial records, and reviewing the overall approach followed by the independent accountants and the Corporation's internal auditors to insure the integrity of the Corporation's published financial statements. In discharging these duties the Committee reviews the audit plans for the fiscal year and reviews reports from the independent auditors to determine, among other things, whether there have been any material changes in accounting principles and, if so, the effect of such changes on the valuation of the Corporation's assets or the determination of its earnings. After the end of each fiscal year, the Committee meets separately with the independent auditors and with the Chief Financial Officer of the Corporation to review the audit report prepared by the independent accountants and their comments with respect thereto. During 1996 the Audit Committee held 2 meetings.

  The Compensation Committee of the Board is empowered to fix the compensation of the executives of the Corporation. This Committee also selects the participants in the Corporation's Executive Benefit Plan; performs the functions of the Committee under the Corporation's Incentive Compensation Plan and the Stock Incentive Plan encompassed therein; and performs the functions of the Committee which determines awards under the Corporation's Employee Stock Option Plan of 1988 and Stock Option Plan of 1994. The Compensation Committee held 3 meetings in 1996. Otherwise, its work was performed informally, through conferences, correspondence and telephone conversations among Committee members. The Committee members are Messrs. Weis (Chairman), Byrnes, Huntington, Kassling and Roth.

  The Finance Committee is comprised of Messrs. Kassling (Chairman), Byrnes, Huntington, Roth and Weis. The function of the Finance Committee is to assist and counsel the Chief Executive Officer and Chief Financial Officer of the Corporation in the formulation and development of financial policies and plans. The Finance Committee did not formally meet in 1996.

  The Nominating Committee is comprised of Messrs. Weis (Chairman), Byrnes, Huntington, Kassling and Roth. The Nominating Committee recommends, for nomination by the Board and election by the shareholders, individuals to serve as members of the Board. The Nominating Committee did not formally meet in 1996. The Committee would consider shareholder recommendations for positions on the Board. Any shareholder wishing to recommend a nominee for consideration by the Nominating Committee may do so by letter addressed to the Secretary of the Corporation, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682.

                             ELECTION OF AUDITORS

  The Board of Directors of the Corporation proposes that KPMG Peat Marwick LLP be elected as independent certified public accountants to examine the financial statements of the Corporation and its subsidiaries as of December 31, 1997 and to report upon the financial statements to the shareholders as of December 31, 1997. The election of KPMG Peat Marwick LLP was recommended by the Audit Committee of the Board, which is composed of Directors who are not officers or employees of the Corporation. One or more representatives of KPMG Peat Marwick LLP will be present at the 1997 Annual Meeting with the opportunity to make a statement if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

  KPMG Peat Marwick LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants.

  Although election of independent certified public accountants by the shareholders is not required by Pennsylvania law or the Articles of Incorporation or By-laws of the Corporation, the Board believes that the shareholders should have an opportunity to express themselves on this subject. In the event that the vote on this matter is negative, the Board, acting upon advice from its Audit Committee, will select other independent certified public accountants.

                PROPOSALS OF SECURITY HOLDERS FOR CONSIDERATION
                  AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

  Shareholder proposals for the 1998 Annual Meeting of the shareholders of the Corporation must be submitted to the Corporation, in care of the Secretary, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682 on or before December 1, 1997 in order to be considered for inclusion in the 1998 proxy statement.

                              PROXY SOLICITATION

  The expenses of soliciting proxies will be paid by the Corporation which will also reimburse banks, brokerage houses and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for shares in broker, bank and other nominee names for a fee of approximately $7,500 plus expenses. Some of the officers and other regular employees of the Corporation may solicit proxies personally, by telephone and by mail if deemed appropriate.

                  EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

  Abstentions and broker non-votes on any matter submitted to the shareholders for approval have no effect on the vote on such matter since, under Pennsylvania law, the affirmative vote of at least a majority of the votes cast by shareholders at the meeting, in person or by proxy, is necessary for approval of the matter. Broker non-votes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the nominee has discretionary authority, but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

                                OTHER BUSINESS

  As far as is known, no matters other than the matters hereinabove mentioned will come before the 1997 Annual Meeting. However, if any other matters should properly come before the 1997 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment for the best interests of the Corporation.

                                             By Order of the Board of Directors

                                                               JAMES J. PUHALA,
                                                                      Secretary

3600 One Oliver Plaza
Pittsburgh, Pennsylvania 15222-2682
March 31, 1997

[LOGO OF DRAVO CORP]


-------------------------------------
NOTICE OF THE
1997 ANNUAL MEETING AND
PROXY STATEMENT
-------------------------------------

[LOGO OF DRAVO]         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 24, 1997
                                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Carl A. Gilbert and Ernest F. Ladd, III, and each of them, with full power of substitution, as proxies (the "Proxies") to vote all shares of Common Stock which the undersigned is entitled to vote at the above stated Annual Meeting of shareholders, and any adjournments thereof, upon the matters set forth in the Notice and Proxy Statement, as follows:

1. ELECTION OF DIRECTORS to the class of the Board of Directors whose term expires at the 2000 Annual Meeting of shareholders (check one box only).
  [_] FOR all nominees listed below:
                                  [_] WITHHOLD AUTHORITY to vote for all
                                   nominees listed below:

     William E. Kassling            Peter T. Kross              Konrad M. Weis

To withhold authority for any individual nominee, check the "FOR all nominees" box and write that nominee's name in the space provided below:
-------------------------------------------------------------------------------

2. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1997.
             [_] FOR                  [_] AGAINST               [_] ABSTAIN
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

  In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof.
                 (Continued and to be signed on reverse side)

  THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, INCLUDING WITHOUT LIMITATION, THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS FOR WHICH A BONA FIDE NOMINEE IS NAMED IN THE PROXY STATEMENT AND IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. A VOTE FOR THE NOMINEES LISTED WILL GIVE THE PROXIES DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND ALLOCATE THEM IN FAVOR OF ANY ONE OF THE NOMINEES, AS THE PROXIES DETERMINE. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

                    Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

                    PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                Dated.................... ,1997

                                                PLEASE SIGN EXACTLY AS NAME
                                                APPEARS AT LEFT.

                                                ...............................
                                                                    (Signature)

                                                ...............................
                                                    (Signature if held jointly)

[LOGO OF DRAVO]    VOTER DIRECTION CARD          DRAVO CORPORATION SAVINGS PLAN
                             FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 24, 1997
                                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: THE VANGUARD GROUP, TRUSTEE

  The undersigned, a participant having Common Stock of Dravo Corporation credited to my account, does hereby instruct the Trustee that in voting all shares of Common Stock held in the Dravo Corporation Stock Fund at the above stated Annual Meeting of shareholders, and any adjournments thereof, upon the matters set forth in the Notice and Proxy Statement, the shares of Common Stock indicated on the reverse side hereof shall be counted as follows:

1. ELECTION OF DIRECTORS to the class of the Board of Directors whose term expires at the 2000 Annual Meeting of shareholders (check one box only).
  [_] FOR all nominees listed below:
                                  [_] WITHHOLD AUTHORITY to vote for all
                                  nominees listed below:

     William E. Kassling            Peter T. Kross              Konrad M. Weis

To withhold authority for any individual nominee, check the "FOR all nominees" box and write that nominee's name in the space provided below:
-------------------------------------------------------------------------------

2. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1997.
             [_] FOR                  [_] AGAINST               [_] ABSTAIN
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
                 (Continued and to be signed on reverse side)

  The Trustee shall vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof, as the proxies named in the solicitation of the Board of Directors (the "Board Named Proxies") determine, including without limitation, the election of any person to the Board of Directors for which a bona fide nominee is named in the Proxy Statement and is unable to serve or for good cause will not serve.

  THE TRUSTEE WILL VOTE THE SHARES IN THE DRAVO CORPORATION STOCK FUND IN ACCORDANCE WITH THE PLAN. IN DETERMINING HOW TO VOTE THE FUND'S SHARES, THE SHARES INDICATED BELOW WILL BE COUNTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, THE SHARES INDICATED BELOW WILL BE COUNTED AS BEING FOR PROPOSALS 1 AND 2. IF THE UNDERSIGNED VOTES FOR THE NOMINEES LISTED, THE TRUSTEE MAY CUMULATE ALL VOTES WHICH THE UNDERSIGNED IS ENTITLED TO DIRECT AND ALLOCATE THEM IN FAVOR OF ANY ONE OF THE NOMINEES, AS THE BOARD NAMED PROXIES DETERMINE. THE TRUSTEE MAY APPOINT THE BOARD NAMED PROXIES TO VOTE THE SHARES IN THE DRAVO CORPORATION STOCK FUND IN THE MANNER DIRECTED BY THE TRUSTEE. Any voter direction card heretofore given by the undersigned with respect to such stock is hereby revoked.

                    Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

                    PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                Dated.................... ,1997

                                                PLEASE SIGN EXACTLY AS NAME
                                                APPEARS AT LEFT.

                                                ...............................
                                                                    (Signature)

                                                ...............................